UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 1, 2023

RELMADA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-39082	45-5401931
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2222 Ponce de Leon Blvd., Floor 3 Coral Gables, FL	33134
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (786) 629 1376

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.001 par value per share	RLMD	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 1, 2023, Relmada Therapeutics, Inc. (the “Company”) entered into an Advisory Agreement with Paul Kelly, who is a director of the Company, pursuant to which Mr. Kelly will act as Special Advisor to the Chief Executive Officer of the Company, providing advice and services including strategy formation, operational and research and development advice, developing internal and external corporate opportunities, identifying potential acquisition candidates, partnership opportunities and/or divestitures, assisting in due diligence and financial analysis to evaluate selected opportunities, providing advice regarding structuring and negotiation of potential transactions, providing advice regarding the integration process following potential transactions, and supporting key relationships with investment banks and other financial advisors. The Company will pay Mr. Kelly for these services $32,000 monthly in advance and will reimburse him for certain pre-approved expenses. The agreement has a term of one year, with automatic renewal for consecutive one-year terms unless either party provides the other party written notice of his or its intention to not to renew the agreement at least 30 days prior to the end of the initial or renewal term. The agreement may be terminated early: by either party upon 30 days’ prior written notice; for an uncured breach by the other party; and by the Company for “cause” as defined in the agreement. The agreement contains a provision for indemnification of the Company by Mr. Kelly on customary terms.

The foregoing description is not complete and is qualified in its entirety by reference to the Advisory Agreement, which is filed as Exhibit 10.1 to this Current Report and is incorporated herein by reference.

Item 8.01 Other Events.

The Board of Directors of the Company has determined that as a result of entering into the Advisory Agreement referred to in Item 1.01 above, Paul Kelly will no longer be considered an “independent” director within the meaning of Section 10A or Section 10C of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, or within the meaning of the corporate governance rules of The Nasdaq Stock Market. As a result, Mr. Kelly will no longer chair or serve on the Compensation Committee of the Board of Directors or serve on the Audit Committee of the Board of Directors. Effective January 1, 2023, the Board of Directors appointed Charles J. Casamento chairman of the Compensation Committee of the Board.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Advisory Agreement dated as of January 1, 2023, between Relmada Therapeutics, Inc., and Paul Kelly
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 5, 2023	RELMADA THERAPEUTICS, INC.

	By:	/s/ Sergio Traversa
	Name:	Sergio Traversa
	Title:	Chief Executive Officer

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